Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-275134 on Form S-3 and Registration Statement Nos. 333-231665, 333-251080, 333-251082, 333-268152, and 333-291285 on Forms S-8 of our report dated February 24, 2026, relating to the consolidated financial statements of Postal Realty Trust, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

New York, New York
February 24, 2026